Exhibit 10.59
Board Observer Agreement
This agreement (the "Agreement") is made effective as of March 27, 2023, by and between Stronghold Digital Mining, Inc., a Delaware corporation (the "Company"), and WhiteHawk Capital Partners LP, a Delaware limited partnership (the "Administrative Agent").
WHEREAS, pursuant to and subject to the terms and conditions of that certain Credit Agreement, dated as of October 27, 2022, by and among the Company, Stronghold Digital Mining Holdings, LLC, a Delaware limited liability company (the “Borrower”), each Subsidiary of the Borrower listed as a “Guarantor” on the signature pages thereto, the Lenders (as defined therein) party thereto, and the Administrative Agent, as amended by the First Amendment to the Credit Agreement dated as of February 6, 2023 (the “Credit Agreement”), the Company has agreed to provide the Administrative Agent (at the direction of the Required Lenders (as defined in the Credit Agreement)) with the right to designate a non-voting board observer (the “Observer”) to the board of directors of the Company (the "Board") and committees thereof ("Committees"), as further described, and subject to the terms and conditions set forth, herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Observer Rights.
a.The Administrative Agent (at the direction of the Required Lenders (as defined in the Credit Agreement)) shall have the option and right to designate, from time to time in its sole discretion, by written notice to the Board, an Observer to attend all meetings (including telephonic or videoconference meetings) of the Board and all Committees thereof in a non-voting, observer capacity. Administrative Agent (at the direction of the Required Lenders (as defined in the Credit Agreement)) hereby designates Brad Huge to serve as the Observer until his successor shall have been designated by the Administrative Agent (at the direction of the Required Lenders (as defined in the Credit Agreement)). The Observer shall at all times satisfy the general director suitability standards of the Company and the Observer shall have executed and delivered to the Company a copy of the Acknowledgement and Agreement to be Bound in the form attached hereto as Exhibit A hereto (the "Acknowledgement"). The Observer may participate fully in discussions of all matters brought to the Board or Committee, as the case may be, for consideration, but in no event shall the Observer (i) be deemed to be a member of the Board or any Committee or have any voting or consent rights with respect to matters brought before the Board or any Committee; (ii) have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to the Company or its stockholders; (iii) have the right to propose or offer any motions or resolutions to the Board or Committees; or (iv) record the proceedings of any meeting of the Board or any Committee by means of an electronic recording device (but solely to the extent no other member of the Board or Committee is permitted to record such proceedings). The Observer may prepare notes, analyses, summaries, or other materials ("Notes"), but such Notes shall be Confidential Information. The Company shall allow the Observer to attend Board or Committee meetings either in person or by telephone or electronic communication, as the Observer may elect in its sole discretion. The presence of the Observer shall not be taken into account or required for purposes of establishing a quorum.
b.The Company shall provide to the Observer copies of all notices, minutes, consents, and other materials that it provides to Board and Committee members (collectively, "Board Materials"), including any draft versions, proposed written consents, and exhibits and annexes to any such materials, at the same time and in the same manner as such information is delivered to the Board and Committee members.
c.The Company may exclude the Observer from access to any Board Materials or any meeting of the Board or any Committee if, upon the advice of counsel, a majority of the independent Board members, acting in good faith, determine that (A) it would be customary and advisable for the Observer to be so excluded (such as, for example, when the Observer has a conflict of interest, when such Board Materials or discussion relates to an existing or potential conflict of interest between the Company or any of its affiliates and the Administrative Agent and its affiliates) or (B) that such exclusion is necessary or desirable

Exhibit 10.59
to preserve the attorney-client privilege between the Company or the Board or any Committee thereof, on the one hand, and counsel for the Company or the Board or any Committee thereof, as the case may be; provided, however, that any such exclusion shall only apply to such portion of such Board Material or meeting which would be required to preserve such privilege. Notwithstanding anything herein to the contrary, except as provided above, the Observer shall have access to all information and Board Materials and shall be permitted to attend all meetings of the Board or any Committee at which any Person (as defined in the Credit Agreement) that constitutes the Sponsor (as defined in the Credit Agreement) is present or permitted to be present (in-person or otherwise). For the avoidance of doubt, any discussions that occur at meetings of the Board or any Committee pertaining to the Credit Facility shall be deemed to create a conflict of interest under this Section 1.3.
d.The Company will reimburse (or cause one or more of its Subsidiaries to reimburse) the Observer for all reasonable out-of-pocket expenses incurred in connection with attending any meeting of the Board or any Committee.
2.Confidential Information.
a.To the extent that any information obtained by the Observer from the Company (or any director, officer, employee, or agent thereof) is Confidential Information (as defined below), the Administrative Agent shall, and shall cause the Observer to, treat any such Confidential Information as confidential in accordance with the terms and conditions set out in this Section 2. The Administrative Agent shall be entitled to receive Confidential Information from the Observer and the Administrative Agent agrees not disclose any Confidential Information to any person, except that Confidential Information may be disclosed:
i.to the Administrative Agent’s Representatives (it being understood that such Representatives shall be informed by the Administrative Agent of the confidential nature of such information and shall be directed to treat such information in accordance with this Section 2);
ii.to the extent requested or required by applicable law, rule or regulation; provided, that the Administrative Agent shall give the Company prompt written notice of such request(s) (including if received by a Representative), to the extent permitted by applicable law, so that the Company may, at its sole expense, seek an appropriate protective order or similar relief (and the Administrative Agent or such Representative shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such applicable law, rule or regulation and shall use commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such information);
iii.to any person to whom the Administrative Agent is contemplating a bona fide transfer of its Loans (as defined in the Credit Agreement) of the Company permitted in accordance with the terms of the Credit Agreement; provided, that such person is not prohibited from receiving such information pursuant to this Section 2 and, prior to such disclosure, such potential transferee is advised of the confidential nature of such information and executes a non-disclosure agreement in customary form (and otherwise containing confidentiality obligations no less restrictive than those contemplated by this Section 2);
iv.to any governmental, regulatory or self-regulatory authority or rating agency to which the Administrative Agent or any of its affiliates is subject or with which it has regular dealings in connection with any routine

Exhibit 10.59
request of or any routine examination by such authority or agency, as long as such authority or agency is advised of the confidential nature of such information;
v.in connection with the Administrative Agent or the Administrative Agent’s affiliates’ normal fund raising, marketing, informational or reporting activities or to any bona fide prospective purchaser of the equity or assets of the Administrative Agent or the Administrative Agent’s affiliates, or prospective merger partner of the Administrative Agent or the Administrative Agent’s affiliates; provided, that prior to such disclosure the persons to whom such information is disclosed are advised of the confidential nature of such information and execute and deliver a non-disclosure agreement in customary form (and otherwise containing confidentiality obligations no less restrictive than those contemplated by this Section 2) or such person is otherwise bound by a legal or similar duty of confidentiality in respect of such information; or
vi.if the prior written consent of the Company shall have been obtained.
b.As used in this Agreement, "Representative" means, the Administrative Agent, any Lender (as defined in the Credit Agreement) from time to time party to the Credit Agreement as a lender or any of their affiliates and each of their directors, officers, employees, agents, counsel, accountants, consultants, investment advisors, advisors or any other professionals or representatives or wholly owned subsidiaries. As used in this Agreement, "Confidential Information" means any and all information or data concerning the Company or any of its Subsidiaries, whether in verbal, visual, written, electronic, or other form, which is disclosed to the Observer in accordance with Section 1.1 and 1.2 by the Company, including Notes; provided, however, that "Confidential Information" shall not include information that:
i.is or becomes generally available to the public (including as a result of any information filed or submitted by the Company with the U.S. Securities and Exchange Commission) other than as a result of disclosure of such information by the Administrative Agent or any of its Representatives, or the Observer;
ii.is independently developed by the Administrative Agent or any of its Representatives, or the Observer without use of Confidential Information;
iii.becomes available to the recipient of such information at any time on a non-confidential basis from a third party that is not, to the recipient's knowledge, prohibited from disclosing such information to the Administrative Agent or any of its Representatives, or the Observer by any contractual, legal, or fiduciary obligation to the Company; or
iv.was known by the Administrative Agent or any of its Representatives, or the Observer prior to receipt from the Company or from any director, officer, employee, or agent thereof.
c.Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any of its Subsidiaries or affiliates.
d.The restrictions contained in this Section 2 shall terminate twelve (12) months following the date on which the Company’s payment obligations (other than contingent indemnification obligations) are paid in full.
3.Indemnity.
a.The Company will indemnify and hold harmless Observer from and against any losses, claims, damages, liabilities and expenses to which Observer may become subject, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of, relate to, or are based upon Observer’s designation or attendance as a non-voting observer at meetings of the Board and Committees, Observer’s receipt of materials or information under this Agreement, or Observer’s exercise of his rights under this Agreement; provided, however, that the Company

Exhibit 10.59
shall have no obligation to indemnify Observer from and against any losses, claims, damages, liabilities and expenses to which Observer may become subject, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of, relate to, or are based upon any willful breach of any provision of this Agreement caused by Observer or its Representatives, in each case, solely to the extent determined by a final and non-appealable order of a court of competent jurisdiction. The Company will pay or reimburse Observer for such losses, claims, damages, liabilities and expenses as they are incurred, including, without limitation, for amounts incurred in connection with investigating or defending any such loss, claim, damage, liability, expense or action.
b.Promptly after receipt by Observer under Section 3.1 of notice of the commencement of any action (but in no event in excess of 30 days after receipt of actual notice), Observer will, if a claim in respect thereof is to be made against Observer under this Section 3, notify the Company in writing of the commencement thereof, but the omission to so notify the Company will not relieve the Company from any liability under this Section 3. In case any such action is brought against Observer, and Observer notifies the Company of the commencement thereof, the Company will be entitled, to the extent it may wish, to participate in the defense thereof, with separate counsel. Such participation shall not relieve the Company of the obligation to pay or reimburse Observer for reasonable legal and other expenses incurred by Observer in defending itself, except for such expenses incurred after the Company has deposited funds sufficient to effect the settlement (unless an expungement proceeding has been initiated), with prejudice, of the claim in respect of which indemnity is sought.
c.The Company shall pay all reasonable legal fees and expenses of Observer in the defense of such claims or actions.
4.Insurance.[1] For the duration of Observer’s appointment as Observer of the Company, and thereafter for the duration of the applicable statute of limitations, the Company shall cause to be maintained in effect a policy of liability insurance coverage for Observer against liability that may be asserted against or incurred by him in his capacity as Observer, which is equivalent in scope and amount to that provided to the members of the Board. Upon request, the Company shall provide Observer or his counsel with a copy of all directors’ liability insurance applications, binders, policies, declarations, endorsements, and other related materials.
5.Notices. Notices are to be delivered in writing, in the case of the Company, to Stronghold Digital Mining, Inc., 595 Madison Avenue, 28th Floor, New York, NY 10022; Attention: Matthew Usdin, and in the case of the Administrative Agent, to Whitehawk Capital Partners LP, 11601 Wilshire Boulevard, Suite 1250, Los Angeles, CA 90025, Attention: Robert A. Louzan, or to such other address as may be given by each party from time to time under this Section. Notices shall be deemed properly given upon personal delivery, the day following deposit by overnight carrier, or three (3) days after deposit in the U.S. mail.
6.Miscellaneous Provisions. This Agreement constitutes the entire agreement and understanding of the parties, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties regarding the matters set out in this Agreement. No provision of this Agreement may be amended, modified, or waived, except in a writing signed by the parties hereto. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and if any restriction in this Agreement is found by a court to be unreasonable or unenforceable, then such court may amend or modify the restriction so it can be enforced to the fullest extent permitted by law. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement. This Agreement may be executed by electronic signature in any number of counterparts, each of which together shall constitute one and the same instrument. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist on strict adherence to any term of this Agreement on one or more occasions shall not be construed as a waiver or deprive such party of the right to thereafter insist on strict adherence to that term or any other term of this Agreement.
7.Applicable Law; Venue. This Agreement, and any and all claims, controversies, and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by the laws of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws rule that would result in the application of the laws of a different jurisdiction. Each party (a) irrevocably and unconditionally consents to the personal jurisdiction and venue of the state and federal courts located in

Exhibit 10.59
the Burrough of Manhattan in the City of New York, New York; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it shall not bring any action relating to this Agreement or otherwise in any court other than the courts located in the Burrough of Manhattan in the City of New York, New York; and (d) irrevocably waives the right to trial by jury.
8.Termination. This Agreement shall terminate and be of no further force and effect (a "Termination") upon the earlier of: (a) the date on which the borrowings outstanding under the Credit Agreement have been paid, satisfied and discharged in full, (b) the effective date of any termination of this Agreement that is mutually agreed in writing by the Company and the Administrative Agent, and (c) the effective date of any waiver by the Administrative Agent its rights under this Agreement and the Credit Agreement with respect the rights set forth in this Agreement. The provisions of Sections 2, 3, 4 and this Section 8 will survive termination of this Agreement.
[signature page follows]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

STRONGHOLD DIGITAL MINING, INC.	WHITEHAWK CAPITAL PARTNERS LP
By:___ __________________ Name: Gregory A. Beard Title: Chief Executive Officer	By:_____________________ Name: Title:

EXHIBIT A
ACKNOWLEDGEMENT AND AGREEMENT TO BE BOUND
March 21, 2023[DATE]
This Acknowledgement and Agreement to be Bound ("Acknowledgement") is given by the undersigned as a representative designated by WHITEHAWK CAPITAL PARTNERS LP (the "Administrative Agent") to act as the Observer pursuant to that certain Board Observer Agreement by and between STRONGHOLD DIGITAL MINING, INC. (the "Company") and the Administrative Agent dated as of the date hereof (the "Agreement"). Capitalized terms used, but not defined, herein have the meanings ascribed thereto in the Agreement.
1.By his or her execution of this Acknowledgement, the undersigned acknowledges and agrees:
a.That the undersigned has received and reviewed a copy of the Agreement and that his or her execution of this Acknowledgement is a condition precedent to his or her appointment as the Observer under the Agreement. Nothing contained in this Agreement shall be deemed to restrict or prohibit the disclosure or use by the Administrative Agent of any “Confidential Information” (as defined in the Agreement) that has been provided or made available to the Administrative Agent pursuant to the Agreement, provided that such disclosure or use is in accordance with the Agreement.
b.To treat any Confidential Information obtained by him or her from the Company (or any director, officer, employee, or agent thereof) in accordance with Section 2 of the Agreement. Notwithstanding the foregoing, the Observer may use the Confidential Information in the course of performing his duties as Observer on behalf of the Administrative Agent. Notwithstanding the prior paragraph, the parties acknowledge and agree that the Observer shall not be held criminally or civilly liable under trade secret law for the disclosure of a trade secret made in confidence to a government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law or made in a complaint or other document filed under seal in a lawsuit or other proceeding. Nothing in this Agreement prohibits the Observer from reporting possible violations of applicable laws or regulations to any applicable governmental agency or entity or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Observer does not need the prior authorization of the Company to make any such reports or

Exhibit 10.59
disclosures, and the Observer is not required to notify the Company that the Observer has made such reports or disclosures.
c.That either the Administrative Agent or the undersigned may terminate the undersigned's service as the Observer at any time, with or without cause. If the undersigned ceases to serve as the Observer, he or she shall (a) no longer be entitled to exercise any rights afforded to the Observer under Section 1 of the Agreement and (b) as promptly as practicable (but in any event not later than three (3) business days thereafter) deliver all physical materials containing or consisting of Confidential Information in his or her possession or control to the Administrative Agent.
2.No provision of this Acknowledgement may be amended, modified, or waived, except in a writing signed by the undersigned, the Company, and the Administrative Agent. The invalidity or unenforceability of any provision of this Acknowledgement shall not affect the validity or enforceability of any other provision, and if any restriction in this Acknowledgement is found by a court to be unreasonable or unenforceable, then such court may amend or modify the restriction so it can be enforced to the fullest extent permitted by law. This Acknowledgement may be executed by electronic signature in any number of counterparts, each of which together shall constitute one and the same instrument.
3.The undersigned acknowledges and agrees that monetary damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by him or her and that, in the event of any breach or threatened breach hereof, (a) the Company shall have the right to immediate injunctive and other equitable relief, without proof of actual damages; (b) he or she will not plead in defense thereto that there would be an adequate remedy at law, and (c) he or she agrees to waive any applicable right or requirement that a bond be posted by the Company. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies that may be available to the Company at law or in equity.
4.The undersigned acknowledges and agrees that their names may appear in disclosure documents as required by applicable securities laws.
5.Section 7 (Applicable Law; Venue) of the Agreement shall be applicable to this Acknowledgement, and the undersigned hereby agrees to be bound thereby, as if set forth herein. If any notice, request, demand, or other communication is given to the undersigned under this Acknowledgement, it shall be given to him or her at his or her address set forth on the signature page hereto or such other address as the undersigned shall have provided in writing to the Company and the Administrative Agent in accordance with Section 5 of the Agreement.
[signature page follows]
IN WITNESS WHEREOF, the undersigned has executed this Acknowledgement as of the date first above written.

_____________________________________ BRAD HUGE [ADDRESS OF OBSERVER]
ACKNOWLEDGED AND ACCEPTED as of this [ _ ] day of March, 2023:

STRONGHOLD DIGITAL MINING, INC.
By: _____________________ Name: Gregory A. Beard Title: Chief Executive Officer
WHITEHAWK CAPITAL PARTNERS LP
By: _____________________ Name: Title:

[1] NTD: SDIG to coordinate with D&O insurance provider.